The Registrant has requested confidential treatment of this draft registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Exhibit 10.45

Final Version

FIRST AMENDMENT

TO THE

McKESSON TECHNOLOGIES INC. DEFERRED COMPENSATION ADMINISTRATION PLAN

Effective March 1, 2017

WHEREAS, Section I.1 of the McKesson Technologies Inc. Deferred Compensation Administration Plan (the “Plan”) provides that the Plan Administrator of Change Healthcare LLC may amend the Plan at any time; and

WHEREAS, effective as of January 1, 2019, the Plan Administrator desires to amend the Plan to change the name of the Plan to the Change Healthcare LLC Deferred Compensation Administration Plan; and

WHEREAS, effective as of January 1, 2019, the Plan Administrator further desires to amend the Plan’s definition of 401(k) Plan to replace the phrase “McKesson Technologies, Inc. 401(k) Plan” with the phrase “Change Healthcare LLC 401(k) Savings Plan”; and

WHEREAS, effective as of January 1, 2019, the Plan Administrator furthers desires to amend the Plan to replace the phrase “McKesson Technologies Inc.” in each place that it occurs with the phrase “Change Healthcare LLC”;

NOW, THEREFORE, effective as of January 1, 2019, the Plan Administrator hereby amends the Plan to change the name of the Plan to the Change Healthcare LLC Deferred Compensation Administration Plan, and further amends the Plan’s definition of 401(k) Plan to replace the phrase “McKesson Technologies, Inc. 401(k) Plan” with the phrase “Change Healthcare LLC 401(k) Savings Plan”, and further amends the Plan to replace the phrase “McKesson Technologies Inc.” in each place that it occurs with the phrase “Change Healthcare LLC”.

*        *        *         *        *

IN WITNESS WHEREOF, the undersigned being member(s) of the Benefits Committee of Change Healthcare LLC, have hereunder affixed their signatures as of this 1st day of January 2019.

/s/ Linda Whitley-Taylor